Contact:   Fred Schapelhouman
           Insightful Corporation
           206-283-8802 ext. 509
           freds@insightful.com
           --------------------



            INSIGHTFUL ANNOUNCES FINAL RESULTS FOR THIRD QUARTER 2003


SEATTLE - OCTOBER 30, 2003 - Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, today announced its financial results for the third quarter 2003.

Insightful achieved revenues of $4.0 million for its third quarter representing an increase of 4% over the third quarter of 2002. The Company incurred a loss from operations of $1.0 million as compared to $1.3 million for the same quarter last year. This loss included a restructuring-related charge of $0.9 million, which consisted of the restructuring announced in early July 2003 together with the severance arrangements associated with the departure of our prior CEO, Shawn Javid, in late September 2003. Overall, the company incurred a net loss of $1.0 million and lost 9 cents per share for the third quarter 2003. Excluding restructuring charges, the Company's third quarter 2003 operating loss narrowed to $0.1 million as compared to $0.8 million in the third quarter 2002. The cash balance at the end of September 2003 was $5.8 million as compared to $6.8 million at the end of 2002. The company has completed the restructuring of its operations announced in early July, and expects to incur no further restructuring charges in the fourth quarter of 2003. The company also announced the resignation of Shawn Javid as President and CEO, and the appointment of Jeff Coombs as Interim President and CEO.

"We are excited that Jeff has taken on the strategic and operating helm at Insightful. His extensive sales and marketing expertise is helping the company build on its strong foundation of technical skills, broad data analytic products, and extensive customer base, to ensure a market and customer focus going forward," said Sam Meshberg, Chairman of the Board.

Insightful Announces Q3 2003 Results                                      Page 2

"While we are disappointed in the level of services revenue attained this quarter, we are pleased to see growth in the sales of our higher-end products such as Insightful Miner(TM) and with our year-over-year software-related revenue growth," Coombs said.

Quarterly  Highlights:

     - Third quarter software-related revenues amounted to $3.5 million, representing a 13% increase from the prior year quarter.

     - The software revenue sales growth was driven primarily by S-PLUS(R) modules such as S+FinMetrics(TM), S+NuOPT(TM), and S+ArrayAnalyzer(TM), as well as by our other higher-end products Insightful-Miner, StatServer(R), and S-PLUS Analytic Server(R). Combined, sales of these modules and higher-end products achieved their highest levels ever.

     - Professional service revenues for the quarter amounted to $0.6 million, representing a 30% decline from the prior year quarter.

     - Geographically, the U.K. was the strongest European territory while France was weak. Financial services were the strongest vertical market, while pharmaceuticals, after three quarters of strong performance, underachieved.

     - Third quarter North American customers included Visa International, Deloitte, Visionary Systems, Booz Allen, Schering-Plough, Standard Life and Lehman Brothers. European customers included Peugeot,
          Limagrain Genetics, Vienna Ministry of Agriculture, RaiffeisenBank, Post Finance, and UBS Warburg.

     -    During  the  third  quarter  we  released  InFact  2.5  and NuOpt 1.5.

ABOUT  INSIGHTFUL

Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric data and text.

Insightful Announces Q3 2003 Results                                      Page 3

Insightful products include S-PLUS(R), Insightful Miner, StatServer(R), S-PLUS Analytic Server(R) and InFact(R). Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.

The company has been delivering industry-leading, high-ROI solutions for sixteen years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Switzerland, and the United Kingdom with distributors around the world. For more information, visit www.insightful.com, email
                                        ------------------
info@insightful.com or call 1-800-569-0123.
-------------------

                                      # # #


================================================================================

NOTE TO INVESTORS - FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about our ability to achieve revenue growth and profitability and our expectations regarding restructuring charges. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, without limitation, the risk that we are unable to achieve or maintain revenue growth or profitability in future periods. More detailed information regarding these and other factors that could affect actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2002. You should not unduly rely on these forward-looking statements which apply only as of the date of this release. We undertake no obligation to update publicly any forward- looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.

 Insightful, the Insightful logo, "intelligence from data" and 'human-like intelligence" are trademarks of Insightful Corporation. S-PLUS and StatServer, InFact and S-PLUS Analytic Server are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.

Insightful Announces Q3 2003 Results                                      Page 4


                         INSIGHTFUL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED CONDENSED BALANCE SHEETS
                            (IN THOUSANDS, EXCEPT SHARE DATA)


                                                               SEPTEMBER 30,    DEC. 31,
                                                                   2003           2002
                                                              ---------------  ----------
                                  ASSETS
Current Assets:
    Cash and cash equivalents                                 $        5,778   $   6,819
    Accounts receivable, net                                           1,822       2,346
    Other receivables                                                    980         955
    Inventories                                                          133         102
    Prepaid expenses                                                     527         204
                                                              ---------------  ----------
        Total current assets                                           9,240      10,426

Property and Equipment, net                                            1,300       2,055
Goodwill and Other Intangibles, net                                    1,395       1,506
Other Assets                                                              50          49
                                                              ---------------  ----------

                                                              $       11,985   $  14,036
                                                              ===============  ==========

                     LIABILITIES AND STOCKHOLDERSEQUITY

Current Liabilities:
    Current portion of long-term debt                         $          129   $     129
    Accounts payable                                                     945       1,030
    Accrued expenses and other current liabilities                     2,536       2,371
    Deferred revenue                                                   4,402       4,780
                                                              ---------------  ----------
        Total current liabilities                                      8,012       8,310

Long-term debt, less current portion                                     193         289

Commitments and contingencies

Stockholder's Equity:
  Preferred stock, $0.01 par value
    Authorized shares
    Issued and outstanding
  Common stock, $0.01 par value
    Authorized shares
    Issued and outstanding and 11,518,277 shares at
    September 30, 2003 and December 31, 2002, respectively               114         115

Additional paid-in capital                                            34,262      34,316
Deferred stock-based compensation                                          -        (162)
Accumulated deficit                                                  (30,663)    (28,881)

Cumulative translation adjustment                                         67          49
                                                              ---------------  ----------
Total stockholders' equity                                             3,780       5,437
                                                              ---------------  ----------

                                                              $       11,985   $  14,036
                                                              ===============  ==========

Insightful Announces Q3 2003 Results                                      Page 5


                                INSIGHTFUL CORPORATION AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          THREE MONTHS ENDED
                                                                  --------------------------------
                                                                   SEPTEMBER 30,    SEPTEMBER 30,
                                                                       2003             2002
                                                                  ---------------  ---------------
Revenues:
    Software licenses                                             $        1,842   $        1,512
    Software maintenance                                                   1,627            1,563
    Professional services and other                                          555              795
                                                                  ---------------  ---------------
        Total revenues                                                     4,024            3,870
                                                                  ---------------  ---------------

Cost of Revenues:
    Software related                                                         514              385
    Professional services and other                                          511              809
                                                                  ---------------  ---------------
        Total cost of revenues                                             1,025            1,194
                                                                  ---------------  ---------------
        Gross profit                                                       2,999            2,676
                                                                  ---------------  ---------------

Operating Expenses:
    Sales and marketing                                                    1,671            1,665
    Research and development                                               1,646            1,955
    Less - Funded research                                                (1,180)          (1,245)
                                                                  ---------------  ---------------
        Research and development, net                                        466              710
    General and administrative                                               922              991
    Amortization of other intangibles                                         64              146
    Restructuring-related charges                                            911              501
                                                                  ---------------  ---------------
        Total operating expenses                                           4,034            4,013
                                                                  ---------------  ---------------
        Loss from operations                                              (1,035)          (1,337)

Interest and Other Income                                                     66               23
Interest Expense                                                              (5)             (13)
                                                                  ---------------  ---------------
    Loss before income taxes                                                (974)          (1,327)
Income Tax provision                                                          16             (182)
                                                                  ---------------  ---------------
     Loss from continuing operations                                        (990)          (1,145)
                                                                  ---------------  ---------------
Discontinued Operations:
    Loss from discontinued operations, net of tax                              -                -
    Gain on disposal of discontinued operations, net of tax                    -              100
                                                                  ---------------  ---------------
        Net Loss                                                  $         (990)  $       (1,045)
                                                                  ===============  ===============

Basic and Diluted Net Loss per Share  - Continuing Operations     $        (0.09)  $        (0.10)
                                                                  ===============  ===============
Basic and Diluted Net Loss per Share  - Discontinued Operations   $         0.00   $         0.01
                                                                  ===============  ===============
Basic and Diluted Net Loss per Share                              $        (0.09)  $        (0.09)
                                                                  ===============  ===============
Weighted Average Number of Common Shares Outstanding
 - Basic and Diluted                                                      11,404           11,313
                                                                  ===============  ===============